Exhibit 3.17

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREEN TREE HE/HI CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF MAY, A.D. 2003, AT 7:25 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CFN HE/HI CORP.” TO “GREEN TREE HE/HI CORP.”, FILED THE NINETEENTH DAY OF MAY, A.D. 2003, AT 11:33 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “GREEN TREE HE/HI CORP.”.

	Jeffrey W. Bullock, Secretary of State
3654889 8100H	AUTHENTICATION:	0939655
131368183	DATE:	12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

CFN HE/HI CORP.

* * * * * * * *

ARTICLE I.

The name of the corporation (the “Corporation”) is: CFN HE/HI Corp.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares of Common Stock, each of which shall have a par value of one cent ($0.01) per share.

ARTICLE V.

The name and mailing address of the Incorporator is as follows:

Deborah A. Tuchman

Willkie Farr & Gallagher

787 Seventh Avenue

New York, New York 10019-6099

ARTICLE VI.

In furtherance and not in limitation of the powers conferred by statute, the by- laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).

State of Delaware Secretary of State Division of Corporations Delivered 07:25 PM 05/05/2003 FILED 07:25 PM 05/05/2003 SRV 030290877 – 3654889 FILE

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ARTICLE VII.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the ease may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VIII.

The number of directors of the Corporation shall be fixed in such manner as prescribed by the By-Laws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the By-Laws. Elections of directors need not be by written ballot.

ARTICLE IX.

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

(d) The indemnification and other rights set forth in this Article IX shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(e) Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article IX if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(f) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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(iii) under Section 174 of the General Corporation Law of the State of Delaware; or

(iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after May 5, 2003 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the Slate of Delaware, as so amended.

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THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true and, accordingly, has hereunto set her hand this 5th day of May, 2003.

Deborah A. Tuchman
Sole Incorporator

1203892.1

CONSENT TO USE OF NAME

CFN HE/HI LLC, a limited liability company formed under the laws of the State of Delaware, hereby consents to the formation of CFN HE/HI Corp. as a corporation under the laws of the State of Delaware.

IN WITNESS WHEREOF, CFN HE/HI LLC has caused this consent to be executed by an authorized person this 5th day of May, 2003.

CFN HE/HI LLC

By:

Deborah A. Tuchman
Authorized Person

1203892.1

State of Delaware Secretary of State Division of Corporations Delivered 11:33 PM 05/19/2003 FILED 11:33 PM 05/19/2003 SRV 030324703 – 3654889 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CFN HE/HI CORP.

Pursuant to Section 242 of the Delaware General Corporation Law

THE UNDERSIGNED, being a duly appointed and authorized officer of CFN HE/HI Corp. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), for the purpose of amending the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: That the Certificate of Incorporation was filed on May 5, 2003 with the Secretary of State of the State of Delaware.

SECOND: That the amendment effected hereby was duly authorized by the Corporation’s sole stockholder in accordance with the provisions of Section 242 of the DGCL.

THIRD: That in accordance with Sections 242 and 103 of the DGCL, the Certificate of Incorporation is hereby amended by deleting Article I thereof in its entirety and inserting in lieu thereof the following:

“ARTICLE I

The name of the corporation (the ‘‘Corporation”) is: Green Tree HE/HI Corp.”.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this 19th day of May, 2003 and affirms the statements contained herein as true under penalties of perjury.

CFN HE/HI CORP.

By:

	Name:	Randal A. Nardone
	Title:	President

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CONSENT TO USE OF NAME

Green Tree HE/HI LLC, a limited liability company formed under the laws of the State of Delaware, hereby consents to the changing of the name of CFN HE/HI Corp., a corporation organized under the laws of the State of Delaware, from CFN HE/HI Corp. to Green Tree HE/HI Corp.

IN WITNESS WHEREOF, Green Tree HE/HI LLC has caused this consent to be executed by an authorized person this 19th day of May, 2003.

GREEN TREE HE/HI LLC

By:

Deborah A. Tuchman
Authorized Person

1210778.1